        As filed with the Securities and Exchange Commission on January 29, 1999

                                                                Registration No.


                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AIR PRODUCTS AND CHEMICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-1274455
                      (I.R.S. Employer Identification No.)

           7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
               (Address of Principal Executive Offices) (Zip Code)

         Air Products and Chemicals, Inc. 1997 Long-Term Incentive Plan
                            (Full Title of the Plan)

          James H. Agger, Vice President, General Counsel and Secretary
           Air Products and Chemicals, Inc., 7201 Hamilton Boulevard,
                            Allentown, PA 18195-1501
                     (Name and Address of Agent for Service)

                                  610-481-4911
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

Title of securities                     Amount to be        Proposed                 Proposed maximum         Amount of
to be registered                        registered          maximum offering         aggregate offering       registration fee(1)
----------------                        ----------          price per share          price
                                                            ----------------         ------------------       -------------------
Common Stock, par value $1
1999 Fair Market Value Options          1,907,025           $        29.47           $56,200,026.75           $    15,623.61
1999 Premium Options                      697,300           $        40.00           $27,892,000.00           $     7,753.98
1999 Performance Shares                   163,437           $        35.66           $ 5,828,163.42           $     1,620.23
                                        =========           ==============           ==============           ==============
                                        2,767,762                                    $89,920,190.17           $    24,997.82
                                        =========           ==============           ==============           ==============

------------------
(1) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457 based upon, in the case of options, the stated exercise price of the Options, and in the case of Performance Shares, the average of the reported high and low sale prices of shares of Common Stock on January 25,1999 (i.e., $35.66 per share).

Air Products and Chemicals, Inc. (the "Company"), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company, for distribution pursuant to the 1997 Long-Term Incentive Plan (the "Plan"). These are securities of the same class as the securities registered on Forms S-8, Registration Statement Nos. 33-57023, 33-65117, 333-21145 and 333-45239 for
distribution pursuant to the Plan. Accordingly, the contents of Registration Statement Nos. 33-57023, 33-65117, 333-21145 and 333-45239 are incorporated herein by reference.


                                    EXHIBITS

23.      Consent of Arthur Andersen LLP.

24.      Power of Attorney.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, State of Pennsylvania, on this 29th day of January, 1999.

                                   AIR PRODUCTS AND CHEMICALS, INC.
                                   (Registrant)


                                   By: /s/ James H. Agger
                                       ----------------------------------
                                       James H. Agger*
                                       Senior Vice President, General Counsel
                                       and Secretary

------------------
* James H. Agger, Senior Vice President, General Counsel and Secretary, by signing his name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                Signature                                   Title                                    Date
                ---------                                   -----                                    ----
                                             Director, Chairman of the Board and
                                             Chief Executive Officer (Principal
              *                              Executive Officer)                           January 29, 1999
------------------------------
         Harold A. Wagner

                                             Vice President - Finance
       /s/ Leo J. Daley                      (Principal Financial Officer)                January 29, 1999
------------------------------
         Arnold H. Kaplan
                                             Vice President and
                                             Corporate Controller
       /s/ Paul E. Huck                      (Principal Accounting Officer)               January 29, 1999
------------------------------
         Paul E. Huck

              *
------------------------------                   Director                                 January 29, 1999
        Tom H. Barrett

              *
------------------------------                   Director                                 January 29, 1999
       L. Paul Bremer III

              *
------------------------------                   Director                                 January 29, 1999
         Robert Cizik

              *
------------------------------                   Director                                 January 29, 1999
         Ursula F. Fairbairn

              *
------------------------------                   Director                                 January 29, 1999
         Edward E. Hagenlocker

              *
------------------------------                   Director                                 January 29, 1999
         James F. Hardymon

              *
------------------------------                   Director                                 January 29, 1999
       Joseph J. Kaminski



              *
------------------------------
       John P. Jones III                         Director                                 January 29, 1999

                Signature                                   Title                                    Date
                ---------                                   -----                                    ----

              *
------------------------------               Director                                     January 29, 1999
      Terry R. Lautenbach

              *
------------------------------               Director                                     January 29, 1999
      Ruud F. M. Lubbers


              *                              Director                                     January 29, 1999
------------------------------
         Takeo Shiina

              *
------------------------------               Director                                     January 29, 1999
      Lawrason D. Thomas

                                  EXHIBIT INDEX



       23.     Consent of Arthur Andersen LLP

       24.     Power of Attorney